Exhibit 23.3

Schumacher & Associates, Inc.

Certified Public Accountants

2525 Fifteenth Street, Suite 3H

Denver, CO 80211

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of VCG Holding Corp. on Form S-8 of our report dated July 25, 2002 relating to the financial statements of VCG Holding Corp. for the year ended December 31, 2001.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc. Denver, Colorado

August 6, 2003